Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 33-84904, 33-98132, 33-99134, 33-99140, 33-99150, 33-99154 and 333-138316) of Kyocera Corporation of our report dated June 24, 2010, relating to the 2009 financial statements appearing in this Annual Report on Form 11-K of Kyocera Retirement Savings and Stock Bonus Plan for the year ended December 31, 2010.

/s/    Mayer Hoffman McCann P.C.

San Diego, California

June 15, 2011